LINE OF CREDIT DEMAND NOTE

$5,000,000.00                                                  November 8, 2013

ON DEMAND, Diamond Hill Capital Management, Inc. and Diamond Hill Investment Group, Inc. (the "Borrowers"), with a mailing address of 325 John H. McConnell Blvd., Suite 200, Columbus, Ohio 43215, jointly and severally promise to pay to the order of THE HUNTINGTON NATIONAL BANK, a national banking association (the "Lender"), the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), or if less than such principal sum, the aggregate unpaid sum of Advances made by the Lender to the Borrowers under that certain Loan Agreement of even date herewith among the Borrowers and the Lender (the "Loan Agreement"), and to pay interest thereon, all as provided for herein and in the Loan Agreement. If the aggregate outstanding principal amount of the Advances shall at any time exceed FIVE MILLION DOLLARS ($5,000,000.00) (the "Maximum Amount"), then the Borrowers shall immediately pay to the Lender such amounts as may be necessary to eliminate such excess. Lender is hereby authorized to record electronically or otherwise the date and amount of each Advance made by Lender, the date and amount of each payment or repayment of principal thereof and such other information as it deems necessary or appropriate and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, the failure of Lender to make any such recordation(s) shall not affect the obligation of the Borrowers to repay outstanding principal, interest or any other amount due hereunder or under this Note in accordance with the terms hereof and thereof. Capitalized words and terms used herein and in the exhibits and schedules hereto shall have the meanings set forth in the Loan Agreement unless otherwise defined herein or the context clearly requires otherwise.

This Note is the promissory note referred to in, and is entitled to the benefits of the Loan Agreement, which Loan Agreement, among other things, sets forth procedures to be used in connection with the Borrowers' requests that the Lender make Advances to it from time to time in an aggregate amount not to exceed at any time outstanding the Maximum Amount.

THE BORROWERS ACKNOWLEDGE THAT THE OUTSTANDING PRINCIPAL BALANCE OF THIS
NOTE AND ALL INTEREST AND OTHER CHARGES ACCRUED HEREON ARE PAYABLE ON DEMAND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH. THE LENDER SHALL HAVE THE RIGHT TO DEMAND PAYMENT IN FULL OF THIS NOTE AT ANY TIME AND FOR ANY REASON. Notwithstanding anything to the contrary in this Note or the Loan Agreement, after demand has been made by the Lender for repayment of the outstanding principal balance of the Advances, if the Borrowers fail to make such payment, interest shall accrue on all sums due under this Note and the Loan Agreement (after as well as before entry of judgment thereon to the extent permitted by law) at a rate per annum equal to the interest rate otherwise accruing on the Advances plus five percent (5.0%).

The Borrowers also agree to pay on demand all reasonable costs and expenses (including fees and expenses of outside counsel) incurred by the Lender in enforcing this Note.

The Borrowers expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. In any action on this Note, the Lender need not produce or file the original of this Note, but need only produce or file a photocopy of this Note certified by the Lender to be a true and correct copy of this Note.

The parties hereto acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between or among them, but that such right may be waived. Accordingly, the parties agree that, notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall in their best interests to waive such right, and, accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute, or lawsuit, if any, arising in connection with this Note, the Loan Agreement, or the relationship among the parties hereto, in each case whether now existing or hereafter arising, or whether sounding in contract or tort or otherwise, shall be a court of competent jurisdiction sitting without a jury.

Neither the Lender nor its affiliates, officers, directors, agents, contractors, servants, employees, licensees, successors and assigns shall have any liability with respect to, and the Borrowers do hereby waive, release and agree not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Borrowers in connection with, arising out of, or in any way related to, this Note or any of the transactions contemplated by this Note except to the extent arising from the gross negligence or willful misconduct of the Lender.

Borrowers authorize any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by this Note become due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrowers in favor of Lender for the amount then appearing due on this Note, together with costs of suit, and thereupon to
waive all errors and all rights of appeal and stays of execution.   Borrowers
waive any conflict of interest that any attorney hired by Lender may have in acting on Borrowers' behalf in confessing judgment against Borrowers while such attorney is retained by Lender. Borrowers expressly consent to such attorney acting for Borrowers in confessing judgment and to such attorney's fee being paid by Lender or deducted from the proceeds of collection of this Note or collateral security therefor.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, excluding its rules relating to the conflict of laws.

[Signatures on next page]


IN WITNESS WHEREOF, the Borrowers, intending to be legally bound hereby, have executed this Note the day and year first above written.

DIAMOND HILL CAPITAL MANAGEMENT, INC.


By: /s/ James F. Laird
    James F. Laird, Chief Financial Officer

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


DIAMOND HILL INVESTMENT GROUP, INC.


By: /s/ James F. Laird
James F. Laird, Chief Financial Officer